EXHIBIT 99

Territorial Bancorp Shareholders Approve Hope Bancorp Merger

HONOLULU, November 6, 2024 – Territorial Bancorp Inc. (NASDAQ: TBNK) (“Territorial” or the “Company”) announced that its shareholders voted to approve the Company’s proposed merger with Hope Bancorp, Inc. (“Hope Bancorp”) (NASDAQ: HOPE) at the Special Meeting of Territorial Stockholders held today.

Territorial shareholders’ support for the Hope Bancorp merger underscores the value it delivers and the benefits it creates for customers, employees and communities across Hawai‘i. Through this all-stock merger, Territorial shareholders will be able to participate in the significant upside value creation of a scaled, more diversified regional bank with an attractive dividend and compelling growth opportunities. Territorial customers can expect a seamless transition, with a continued focus on relationship banking, personalized service and tailored financial solutions.

“We expect our combination with Bank of Hope to strengthen Territorial for the long term, providing many advantages for our customers and employees as we become part of a larger organization with greater resources, enhanced technology platforms, and an expanded array of banking products and services,” said Allan S. Kitagawa, Chairman, CEO and President of Territorial. “We greatly appreciate the hard work of our employees and their unwavering commitment to delivering outstanding service as we progress toward the closing of this transaction.”

As previously announced, closing of the transaction remains subject to customary regulatory approvals and closing conditions.

About Us

Territorial Bancorp Inc., headquartered in Honolulu, Hawaiʻi, is the stock holding company for Territorial Savings Bank. Territorial Savings Bank is a state-chartered savings bank which was originally chartered in 1921 by the Territory of Hawaiʻi. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaiʻi, and has 28 branch offices in the state of Hawaiʻi. For additional information, please visit https://www.tsbhawaii.bank/.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Territorial Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp stockholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s or Territorial Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s or Territorial Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp or Territorial Bancorp; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Hope Bancorp’s and Territorial Bancorp’s most recent Annual Reports on Form 10-K. Hope Bancorp and Territorial Bancorp do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Investor / Media Contacts:
Walter Ida
SVP, Director of Investor Relations
808-946-1400
walter.ida@territorialsavings.net